Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and among

CIA. MEXICANA DE GAS NATURAL, S.A. DE. C.V.

and

MANUEL CALVILLO ALVAREZ

and

FERNANDO CALVILLO ALVAREZ

and

GULF UNITED ENERGY, INC.

Dated September 23, 2010

TABLE OF CONTENTS
1. DEFINITIONS	1
“Acquired Companies”	1
“Agreement”	1
“Askew”	1
“Askew Consent”	1
“Best Efforts”	1
“Breach”	1
“Business Day”	2
“Buyers”	2
“Closing”	2
“Closing Date”	2
“Closing Purchase Price Payment”	2
“Consent”	2
“Contemplated Transactions”	2
“Contract”	2
“Damages”	2
“Encumbrance”	2
“Fermaca Gas”	2
“Fermaca Gas Purchase Price”	2
“Fermaca Gas Shares”	2
“Fermaca LNG”	2
“Fermaca LNG Purchase Price”	2
“Fermaca LNG Shares”	2
“Governmental Authorization”	2
“Governmental Body”	2
“Guaranty”	3
“Indemnified Persons”	3
“Knowledge”	3
“Legal Requirement”	3
“LISR”	3
“Order”	3
“Organizational Documents”	3
“Person”	4
“P$”	4
“Pre-Closing Purchase Price Payment”	4
“Proceeding”	4
“Purchase Price”	4
“Purchase Price Installment”	4
“Release of Liens”	4
“Representative”	4
“SAT”	4
“SAT Documents”	4
“SEC”	4
“Securities Act”	4
“Seller”	4
“Seller Account”	4
“Shares”	4
“Tax”	4
“Tax Withholding Amount”	4
“Termination and Release”	6
“Third Party”	6
“Third-Party Claim”	6
“Threatened”	5

2. SALE AND TRANSFER OF SHARES; CLOSING		5
2.1	SHARES	5
2.2	PURCHASE PRICE	5
2.3	CLOSING	6
2.4	CLOSING OBLIGATIONS	6
2.5	POST-CLOSING PAYMENTS	8
2.6	ALLOCATION OF PURCHASE PRICE PAYMENTS	9
2.7	TAXES	9
3. REPRESENTATIONS AND WARRANTIES OF SELLER		10
3.1	ORGANIZATION AND GOOD STANDING	10
3.2	AUTHORITY; NO CONFLICT	10
3.3	SHARES	11
3.4	CERTAIN PAYMENTS	11
3.5	CERTAIN PROCEEDINGS	11
3.6	SOLVENCY	11
3.7	DISCLOSURE	13
3.8	BROKERS OR FINDERS	12
4. REPRESENTATIONS AND WARRANTIES OF CMGN		12
4.1	ORGANIZATION AND GOOD STANDING	12
4.2	AUTHORITY; NO CONFLICT	12
4.3	INVESTMENT INTENT	13
4.4	CERTAIN PROCEEDINGS	13
4.5	NO LIEN ON SHARES GRANTED BY BUYERS	13
4.6	DISCLOSURE	13
4.7	BROKERS OR FINDERS	13
5. COVENANTS OF SELLER PRIOR TO CLOSING DATE		13
5.1	REQUIRED APPROVALS	13
5.2	NOTIFICATION	14
5.3	NO NEGOTIATION	14
5.4	BEST EFFORTS	14
6. COVENANTS OF CMGN PRIOR TO CLOSING DATE		14
6.1	APPROVALS OF GOVERNMENTAL BODIES	14
6.2	NOTIFICATION	15
6.3	BEST EFFORTS	15
7. CONDITIONS PRECEDENT TO BUYERS’ OBLIGATION TO CLOSE		15
7.1	ACCURACY OF REPRESENTATIONS	15
7.2	SELLER’S PERFORMANCE	15
7.3	CONSENTS	16
7.4	ADDITIONAL DOCUMENTS	16
7.5	NO PROCEEDINGS	16
7.6	NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS	16
7.7	NO PROHIBITION	16

8. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE		16
8.1	ACCURACY OF REPRESENTATIONS	17
8.2	BUYERS’ PERFORMANCE	17
8.3	CONSENTS	17
8.4	ADDITIONAL DOCUMENTS	17
8.5	NO PROCEEDINGS	17
8.6	NO PROHIBITION	17
9. TERMINATION		18
9.1	TERMINATION EVENTS	18
9.2	EFFECT OF TERMINATION	18
10. INDEMNIFICATION; REMEDIES		19
10.1	SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE	19
10.2	INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER	19
10.3	INDEMNIFICATION AND PAYMENT OF DAMAGES BY CMGN	20
10.4	TIME LIMITATIONS	20
10.5	LIMITATIONS ON AMOUNT--SELLER	20
10.6	LIMITATIONS ON AMOUNT--BUYER	21
10.7	PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS	21
10.8	PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS	22
11. GENERAL PROVISIONS		22
11.1	EXPENSES	22
11.2	PUBLIC ANNOUNCEMENTS	22
11.3	NOTICES	23
11.4	JURISDICTION; SERVICE OF PROCESS	24
11.5	FURTHER ASSURANCES	24
11.6	WAIVER	24
11.7	ENTIRE AGREEMENT AND MODIFICATION	24
11.8	ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS	25
11.9	SEVERABILITY	25
11.10	SECTION HEADINGS, CONSTRUCTION	25
11.11	TIME OF ESSENCE	25
11.12	GOVERNING LAW	25
11.13	COUNTERPARTS; EXECUTION	26

Schedules

Schedule 3.2 -	Seller’s Required Consents	27
Schedule 4.2 -	Buyer’s Required Consents	28

Exhibits

Exhibit 2.4(a)(ii) -	Termination and Release
Exhibit 2.4(a)(iii) -	Seller’s Closing Certificate
Exhibit 2.4(a)(iv) -	Seller’s Officer’s Certificate
Exhibit 2.4(a)(v) -	Seller’s Legal Representative Letter
Exhibit 2.4(a)(vi) -	Minutes of Shareholder Meetings of Acquired Companies
Exhibit 2.4(a)(vii) -	Release of Liens
Exhibit 2.4(a)(viii) -	Askew Consent
Exhibit 2.4(a)(ix) -	Seller’s CT Corporation System Appointment Letter
Exhibit 2.4(d)(iii) -	CMGN’s Closing Certificate
Exhibit 2.4(d)(iv) -	CMGN’s Officer’s Certificate
Exhibit 2.4(d)(vi) -	Guaranty
Exhibit 2.4(d)(vii) -	Buyers’ CT Corporation System Appointment Letter

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of September 23, 2010, by and among CIA. MEXICANA DE GAS NATURAL, S.A. DE C.V., a sociedad anónima de capital variable (limited liability stock corporation of variable capital) organized under the laws of the United Mexican States (“CMGN”), MANUEL CALVILLO ALVAREZ, an individual resident in Mexico, D.F., Mexico (“MCA”), FERNANDO CALVILLO ALVAREZ, an individual resident in Mexico, D.F., Mexico   (“FCA”, and together with CMGN and MCA, “Buyers”), and GULF UNITED ENERGY, INC., a corporation organized under the laws of the State of Nevada, United States of America (“Seller”).

RECITALS

Seller desires to sell, and Buyers desire to purchase, all of Seller’s shares in (i) Fermaca LNG de Cancún, S.A. de C.V., a sociedad anónima de capital variable (limited liability stock corporation of variable capital) organized under the laws of the United Mexican States (“Fermaca LNG”), and (ii) Fermaca Gas de Cancún, S.A. de C.V., a sociedad anónima de capital variable (limited liability stock corporation of variable capital) organized under the laws of the United Mexican States (“Fermaca Gas”), for the consideration and on the terms set forth in this Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

 “Acquired Companies” --Fermaca LNG and Fermaca Gas, collectively.

 “Agreement” --as defined in the first paragraph of this Agreement.

 “Askew” --as defined in Section 2.4(a)(vii).

 “Askew Consent” --as defined in Section 2.4(a)(viii).

 “Best Efforts” --the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

 “Breach” --a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

 “Business Day” --any day other than (a) Saturday or Sunday or (b) any other day on which banks in Mexico or the State of Texas are permitted or required to be closed.

 “Buyers” --as defined in the first paragraph of this Agreement.

 “Closing” --as defined in Section 2.3.

 “Closing Date” --the date and time as of which the Closing actually takes place.

 “Closing Purchase Price Payment” --as defined in Section 2.4(d)(i).

 “Consent” --any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

 “Contemplated Transactions” --all of the transactions contemplated by this Agreement.

 “Contract” --any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

 “Damages” --as defined in Section 10.2.

 “Encumbrance” --any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

 “Fermaca Gas” --as defined in the Recitals of this Agreement.

 “Fermaca Gas Purchase Price” --as defined in Section 2.2.

 “Fermaca Gas Shares” --as defined in Section 2.1.

 “Fermaca LNG” --as defined in the Recitals of this Agreement.

 “Fermaca LNG Purchase Price” --as defined in Section 2.2.

 “Fermaca LNG Shares” --as defined in Section 2.1.

“Governmental Authorization” --any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

 “Governmental Body” --any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

 “Guaranty” --as defined in Section 2.4(d)(vi).

  “Indemnified Persons” --as defined in Section 10.2.

 “Knowledge” --an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

 “Legal Requirement” --any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

 “LISR” --as defined in Section 2.7(a).

 “Order” --any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

 “Organizational Documents” --(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

 “Person” --any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

 “P$” --peso, legal tender of the United Mexican States.

 “Pre-Closing Purchase Price Payment” --as defined in Section 2.2.

 “Proceeding” --any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

 “Purchase Price” --the Fermaca Gas Purchase Price and the Fermaca LNG Purchase Price, collectively.

 “Purchase Price Installment” --as defined in Section 2.5.

 “Release of Liens” --as defined in Section 2.4(a)(vii).

 “Representative” --with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

 “SAT” --as defined in Section 2.7(a).

 “SAT Documents” --as defined in Section 2.2(d).

“SEC” --the United States Securities and Exchange Commission.

 “Securities Act” --the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” --as defined in the first paragraph of this Agreement.

“Seller Account” --as defined in Section 2.2(c).

“Shares” --the Fermaca Gas Shares and the Fermaca LNG Shares, collectively.

 “Tax” --any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

 “Tax Withholding Amount” --as defined in Section 2.2(c).

 “Termination and Release” --as defined in Section 2.4.

 “Third Party” --a Person that is not a party to this Agreement.

 “Third-Party Claim” --any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

 “Threatened” --a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.  SALE AND TRANSFER OF SHARES; CLOSING

2.1	SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer (in each case, free and clear from all Encumbrances):

(a) To MCA, and MCA will purchase from Seller, 1 ordinary share with a par value of P$1.00 fully subscribed and paid-in of the variable capital of Fermaca Gas;

(b) To CMGN, and CMGN will purchase from Seller, 12,000 ordinary shares with a par value of P$1.00 per share, fully subscribed and paid-in, of the fixed capital, and 6,862,790 ordinary shares with a par value of P$1.00 per share, fully subscribed and paid-in, of the variable capital, of Fermaca Gas (together with the 1 ordinary share to be sold to MCA, the “Fermaca Gas Shares”);

(c) To FCA, and FCA will purchase from Seller, 1 ordinary share with a par value of P$1.00 fully subscribed and paid-in of the variable capital of Fermaca LNG; and

(d)  To CMGN, and CMGN will purchase from Seller, 12,000 ordinary shares with a par value of P$1.00 per share, fully subscribed and paid-in, of the fixed capital, and 4,076,125 ordinary shares with a par value of P$1.00 per share, fully subscribed and paid-in, of the variable capital, of Fermaca LNG (together with the 1 ordinary share to be sold to FCA, the “Fermaca LNG Shares”).

2.2	PURCHASE PRICE

(a) The purchase price for the Fermaca Gas Shares will be US$620,000.00 (the “Fermaca Gas Purchase Price”) and the purchase price for the Fermaca LNG Shares will be US$380,000.00 (the “Fermaca LNG Purchase Price”).

(b) Within two (2) days of the date that CMGN receives the details of the Seller Account (as defined in Section (c)), CMGN will pay to Seller the sum of US$50,000.00 (the “Pre-Closing Purchase Price Payment”) of which US$31,000.00 will be deemed to be a partial payment of the Fermaca Gas Purchase Price and US$19,000.00 will be deemed to be a partial payment of the Fermaca LNG Purchase Price.

(c) CMGN will deliver the Pre-Closing Purchase Price Payment less US$14,000.00 (the “Tax Withholding Amount”) by wire transfer to an account specified by Seller in writing within two (2) days of the execution of this Agreement (the “Seller Account”).  The parties agree that the Tax Withholding Amount represents the amount that CMGN is required to withhold from the Pre-Closing Purchase Price Payment pursuant to the provisions of Article 190 of the LISR (as defined in Section 2.7(a)).

(d) CMGN agrees to deliver the Tax Withholding Amount by wire transfer to the Seller Account within five (5) days of the date that Seller shall have provided CMGN the written evidence described in Section 2.7(b) of this Agreement (the “SAT Documents”), which SAT Documents must be reasonably satisfactory to CMGN; provided, however, that CMGN shall not be required to deliver the Tax Withholding Amount to Seller if CMGN shall have been required to pay the Tax Withholding Amount to the SAT (as defined in Section 2.7(a)) prior to the time that Seller shall have provided CMGN the SAT Documents.

2.3	CLOSING

The purchase and sale (the “Closing”) provided for in this Agreement will take place at the offices of Buyers’ counsel, Crain, Caton & James, 1401 McKinney Street, Suite 1700, Houston, Texas 77010, at 10:00 a.m. (local time) on November 1, 2010,  or at such other time and place as the parties may agree.  Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4	CLOSING OBLIGATIONS

At the Closing:

(a) Seller will deliver to Buyers:

(i) certificates representing the Shares, duly endorsed (endosado en propiedad), for transfer to Buyers (which certificates are being held by CMGN and will be delivered by CMGN to Seller at Closing for endorsement);

(ii) a termination and release in the form of Exhibit 2.4(a)(ii) executed by Seller (the “Termination and Release”);

(iii) a certificate executed by Seller in the form of Exhibit 2.4(a)(iii) as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

(iv) a certificate of an officer of Seller in the form of Exhibit 2.4(a)(iv) certifying, as complete and accurate as of the Closing, attached copies of the Organizational Documents of Seller and certifying and attaching all requisite resolutions or actions of Seller’s board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions (which resolutions shall specifically identify by name the person(s) authorized to endorse the certificates representing the Shares on behalf of Seller) and certifying to the incumbency and signatures of the officers or attorney(s)-in-fact of Seller executing this Agreement and any other document relating to the Contemplated Transactions including, without limitation, the endorsement of the certificates representing the Shares on behalf of and in the name of Seller;

(v) a written notice in the form of Exhibit 2.4(a)(v) addressed to each Buyer notifying each Buyer of the authority granted to the legal representative of Seller endorsing the certificates representing the Shares on behalf of and in the name of Seller, executed by Seller;

(vi) an original of the minutes of the shareholders’ meeting of each Acquired Company authorizing the transfer of the Shares of the Acquired Company pursuant to the terms of this Agreement, executed by Seller in the form of Exhibit 2.4(a)(vi);

(vii) a release of the security interest granted by Seller in the Shares in the form of Exhibit 2.4(a)(vii), executed by James Askew (“Askew”) (the “Release of Liens”);

(viii) a consent and release in the form of Exhibit 2.4(a)(viii), executed by Askew (the “Askew Consent”); and

(ix) written acknowledgment by CT Corporation System of the appointment by Seller set forth in Section 11.4 in the form of Exhibit 2.4(a)(ix).

(b) subject to Section 2.7, MCA will deliver or cause to be delivered to Seller the sum of US$.09 by wire transfer to the Seller Account;

(c) subject to Section 2.7, FCA will deliver or cause to be delivered to Seller the sum of US$.09 by wire transfer to the Seller Account;

(d) subject to Section 2.7, CMGN will deliver or cause to be delivered to Seller:

(i) the sum of US$149,999.82 (and together with the amounts paid by MCA and FCA, the “Closing Purchase Price Payment”), by wire transfer to the Seller Account;

(ii) the Termination and Release executed by CMGN, the Acquired Companies, Energia YAAX, S.A. de C.V., a sociedad anónima de capital variable (limited liability stock corporation of variable capital) organized under the laws of the United Mexican States and SIIT Energy, S.A. de C.V., a sociedad anónima de capital variable (limited liability stock corporation of variable capital) organized under the laws of the United Mexican States;

(iii) a certificate in the form of Exhibit 2.4(d)(iii) executed by CMGN as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2;

(iv) a certificate of an officer of CMGN in the form of Exhibit 2.4(d)(iv) certifying, as complete and accurate as of the Closing, attached copies of the Organizational Documents of CMGN and certifying and attaching all requisite resolutions or actions of CMGN’s board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers or attorney(s)-in-fact of CMGN executing this Agreement and any other document relating to the Contemplated Transactions;

(v) an original of the minutes of the shareholders’ meeting of each Acquired Company authorizing the transfer of the Shares of the Acquired Company pursuant to the terms of this Agreement, executed by CMGN in the form of Exhibit 2.4(a)(vi);

(vi) a guaranty of payment of the portion of the Purchase Price remaining unpaid as of the Closing in the form of Exhibit 2.4(d)(vi) executed by Fermaca International S.A. de C.V. (the “Guaranty”); and

(vii) written acknowledgment by CT Corporation System of the appointment by Buyers set forth in Section 11.4 in the form of Exhibit 2.4(d)(vii).

2.5	POST-CLOSING PAYMENTS

Following the Closing and subject to Section 2.7, CMGN will pay the remaining unpaid balance of the Purchase Price to Seller in five (5) installments by delivering or causing to be delivered to Seller the following sums by wire transfer to the Seller Account (each, a “Purchase Price Installment”):

(a) On the 3-month anniversary of the Closing Date (or the next succeeding Business Day if such day is not a Business Day), the sum of US$150,000.00;

(b) On the 6-month anniversary of the Closing Date (or the next succeeding Business Day if such day is not a Business Day), the sum of US$150,000.00;

(c) On the 9-month anniversary of the Closing Date (or the next succeeding Business Day if such day is not a Business Day), the sum of US$150,000.00;

(d) On the 12-month anniversary of the Closing Date (or the next succeeding Business Day if such day is not a Business Day), the sum of US$150,000.00; and

(e) On the 15-month anniversary of the Closing Date (or the next succeeding Business Day if such day is not a Business Day), the sum of US$200,000.00.

All past due Purchase Price Installments will bear interest at the rate of seven percent (7%) per annum.  If CMGN shall fail to pay any Purchase Price Installment when due, the balance of the Purchase Price Installments shall become immediately due and payable in cash.  In connection with the acceleration described herein, Seller need not provide and the Buyers hereby waive, any presentment, demand, protest or notice of any kind, and Seller may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

2.6	ALLOCATION OF PURCHASE PRICE PAYMENTS

The parties agree that 62% of the Closing Purchase Price Payment and of each Purchase Price Installment shall be deemed to be payment of the Fermaca Gas Purchase Price and 38% of the Closing Purchase Price Payment and of each Purchase Price Installment shall be deemed to be payment of the Fermaca LNG Purchase Price.

2.7	TAXES

(a) Buyers will withhold from payment of the Purchase Price, the amounts that Buyers are required to withhold pursuant to the provisions of Article 190 of the Income Tax Law (Ley del Impuesto Sobre la Renta) of the United Mexican States (the “LISR”).  Buyers will pay the amount withheld to the Tributary Administration Service (Servicio de Administración Tributaria) of the United Mexican States (the “SAT”) as provisional payment on account of the income tax applicable to Seller, not later than the 17th day of the month immediately following the date on which the Pre-Closing Purchase Price Payment, the Closing Purchase Price Payment or any Purchase Price Installment is paid by Buyers, and Buyers shall provide to Seller evidence of such payment promptly thereafter and issue a withholding certificate (constancia de retención), in compliance with applicable Legal Requirements.

(b) The income tax withholding provided for in subsection (a) shall not be applicable to the Closing Purchase Price Payment or any Purchase Price Installment if, prior to the Closing (in the case of the Closing Purchase Price Payment) or the due date of the Purchase Price Installment, Seller provides written evidence reasonably satisfactory to Buyers that:

(i) Seller has timely appointed a tax representative in Mexico in compliance with the requirements of Article 208 of the LISR;

(ii) Seller has timely opted before the SAT to pay the income tax as a percentage of the taxable profit, pursuant to the sixth paragraph of Article 190 of the LISR; and

(iii) Seller has timely fulfilled all other requirements under applicable Legal Requirements necessary to release Buyers from any withholding obligations in connection with the sale and transfer of the Shares pursuant to this Agreement.

(c) Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Shares pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

3.  REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyers as follows:

3.1	ORGANIZATION AND GOOD STANDING

Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

3.2	AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Upon the execution and delivery by Seller of the Termination and Release (collectively, the “Seller’s Closing Documents”), the Seller’s Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.  Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller’s Closing Documents and, subject to Seller obtaining the Consents set forth in Schedule 3.2, to perform its obligations under this Agreement and the Seller’s Closing Documents.

(b) Neither the execution and delivery of this Agreement nor, subject to Seller obtaining the Consents set forth in Schedule 3.2, the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller may be subject; or

(ii) cause Buyers or any Acquired Company to become subject to, or to become liable for the payment of any Tax.

(c) Except as set forth in Schedule 3.2, Seller is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(d) Upon the execution and delivery of the Release of Liens and the Askew Consent, the Release of Liens and the Askew Consent will constitute the legal, valid and binding obligation of Askew, enforceable against Askew in accordance with their respective terms.  Askew has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Release of Liens and the Askew Consent and to perform his obligations thereunder.  Askew is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Release of Liens or the Askew Consent or the consummation or performance of any of his obligations thereunder.

3.3	SHARES

Seller is and will be on the Closing Date the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances.  No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares.  All of the Shares have been duly authorized, fully subscribed and validly issued and are fully paid and nonassessable.  Except for this Agreement, there are no Contracts relating to the sale or transfer of the Shares.

3.4	CERTAIN PAYMENTS

To Seller’s Knowledge, since March 1, 2006, neither Seller nor any director, officer, agent, or employee of Seller, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

3.5	CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Seller and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To Seller’s Knowledge, no such Proceeding has been Threatened.

3.6	SOLVENCY

(a) Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions.  As used in this section, “insolvent” means that the sum of the debts and other probable liabilities of Seller exceeds the present fair saleable value of Seller’s assets.

(b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller.  The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

3.7	DISCLOSURE

(a) No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

(b) No notice given pursuant to Section 5.2 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.8	BROKERS OR FINDERS

Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF CMGN

CMGN represents and warrants to Seller as follows:

4.1	ORGANIZATION AND GOOD STANDING

CMGN is a sociedad anónima de capital variable duly organized, validly existing, and in good standing under the laws of Mexico.

4.2	AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyers, enforceable against Buyers in accordance with its terms.  Upon the execution and delivery by CMGN of the Termination and Release (collectively, the “CMGN Closing Documents”), the CMGN Closing Documents will constitute the legal, valid, and binding obligations of CMGN, enforceable against CMGN in accordance with their respective terms.  Buyers have the absolute and unrestricted right, power, authority and, in the case of MCA and FCA, capacity, to execute and deliver this Agreement and the CMGN Closing Documents and to perform their respective obligations under this Agreement and the CMGN Closing Documents.

(b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyers nor the consummation or performance of any of the Contemplated Transactions by Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i) any provision of CMGN’s Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of CMGN;

(iii) any Legal Requirement or Order to which any Buyer may be subject; or

(iv) any Contract to which any Buyer is a party or by which any Buyer may be bound.

Except as set forth in Schedule 4.2, Buyers are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3	INVESTMENT INTENT

Buyers are acquiring the Shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4	CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against any Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.  To each Buyer’s Knowledge, no such Proceeding has been Threatened.

4.5	NO LIEN ON SHARES GRANTED BY BUYERS

No Buyer has pledged, hypothecated, transferred, assigned or granted any security interest or lien in or on any of the Shares.

4.6	DISCLOSURE

(a) No representation or warranty of CMGN in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

(b) No notice given pursuant to Section 6.2 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

4.7	BROKERS OR FINDERS

Buyers and their respective officers and agents, if any, have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

5. COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1	REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Seller will make all filings required by Legal Requirements to be made by Seller in order to consummate the Contemplated Transactions.  Between the date of this Agreement and the Closing Date, Seller will, (a) cooperate with Buyers with respect to all filings that any Buyer or any Acquired Company elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyers in obtaining all Consents identified in Schedule 4.2.  Between the date of this Agreement and the Closing Date, Seller agrees to vote all of the Shares at a meeting of the shareholders of each Acquired Company, and to execute and deliver consents, to authorize and approve the sale and transfer of the Shares pursuant to this Agreement.

5.2	NOTIFICATION

Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyers in writing if Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller’s representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, Seller will promptly notify Buyers of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.3	NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyers) relating to any transaction involving the sale of the Shares.

5.4	BEST EFFORTS

Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6. COVENANTS OF CMGN PRIOR TO CLOSING DATE

6.1	APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, CMGN will, and will cause each of the Acquired Companies to, make all filings (if any) required by Legal Requirements to be made by them to consummate the Contemplated Transactions.  Between the date of this Agreement and the Closing Date, CMGN will cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all Consents identified in Schedule 3.2; provided that this Agreement will not require CMGN to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization. Between the date of this Agreement and the Closing Date, CMGN agrees to vote all of the shares in each Acquired Company standing in CMGN’s name at a meeting of the shareholders of each Acquired Company, and to execute and deliver consents, to authorize and approve the sale and transfer of the Shares pursuant to this Agreement.

6.2	NOTIFICATION

Between the date of this Agreement and the Closing Date, CMGN will promptly notify Seller in writing if CMGN becomes aware of any fact or condition that causes or constitutes a Breach of any of CMGN’s representations and warranties as of the date of this Agreement, or if CMGN becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, CMGN will promptly notify Seller of the occurrence of any Breach of any covenant of CMGN in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

6.3	BEST EFFORTS

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, CMGN will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.  CONDITIONS PRECEDENT TO BUYERS’ OBLIGATION TO CLOSE

Buyers’ obligation to purchase the Shares and to take the other actions required to be taken by Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

7.1	ACCURACY OF REPRESENTATIONS

(a) All of Seller’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any notice pursuant to Section 5.2.

(b) Each of Seller’s representations and warranties in Section 3.3 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any notice pursuant to Section 5.2.

7.2	SELLER’S PERFORMANCE

(a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.1 must have been performed and complied with in all respects.

7.3	CONSENTS

Each of the Consents identified in Schedule 3.2, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4	ADDITIONAL DOCUMENTS

Seller must have caused to be delivered to Buyers such other documents as Buyers may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller’s representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5	NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6	NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Shares, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7	NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Buyer or any Person affiliated with any Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order adopted or issued since the date of this Agreement, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body since the date of this Agreement.

8. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

Seller’s obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1	ACCURACY OF REPRESENTATIONS

All of CMGN’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any notice pursuant to Section 6.2.

8.2	BUYERS’ PERFORMANCE

(a) All of the covenants and obligations that Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) CMGN must have delivered each of the documents required to be delivered by CMGN pursuant to Section 2.4 and Buyers must have made the cash payments required to be made by Buyers pursuant to Section 2.4.

8.3	CONSENTS

Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

8.4	ADDITIONAL DOCUMENTS

CMGN must have caused to be delivered to Seller such documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of CMGN, (ii) evidencing the performance by Buyers of, or the compliance by Buyers with, any covenant or obligation required to be performed or complied with by Buyers, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5	NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.6	NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order adopted or issued since the date of this Agreement, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body since the date of this Agreement.

9. TERMINATION

9.1	TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) (i) by CMGN if a material Breach of any provision of this Agreement has been committed by Seller and such Breach has not been waived; or (ii) by Seller if a material Breach of any provision of this Agreement has been committed by any Buyer and such Breach has not been waived;

(b) (i) by CMGN if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyers to comply with their obligations under this Agreement) and CMGN has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c) by mutual consent of CMGN and Seller; or

(d) by either CMGN or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 1, 2010, or such later date as CMGN and Seller may agree upon.

9.2	EFFECT OF TERMINATION

(a) Each party’s right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.  Subject to Section 9.2(b), if this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 11.1 and 11.4 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired; provided further that if either Seller or CMGN terminates this Agreement due to its inability to obtain a Consent identified in Schedule 3.2 or 4.2 (as the case may be), such party shall have no liability to the other parties (other than due to the failure of Seller or CMGN to use Best Efforts to obtain such Consent).

(b) Seller will refund CMGN the Pre-Closing Purchase Price Payment within five (5) days of the date of any termination pursuant to Section 9.1 by wire transfer to an account designated by CMGN unless:

(i) Seller shall have terminated the Agreement pursuant to Section 9.1(a)(ii); or

(ii) Seller shall have terminated the Agreement pursuant to Section 9.1(b)(ii) because a condition to Closing set forth in Section 8.1, 8.2 or 8.4 shall not have been satisfied as required by Article 8.

In the foregoing cases, Seller will retain the Pre-Closing Purchase Price Payment as a credit against any Damages (as defined in Section 10.2) to which Seller may be entitled.

10.  INDEMNIFICATION; REMEDIES

10.1	SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, any notice pursuant to Section 5.2, the certificate delivered pursuant to Section 2.4(a)(iii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing.  The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2	INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

Seller will indemnify and hold harmless Buyers and the Acquired Companies (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by Seller in this Agreement (without giving effect to any notice pursuant to Section 5.2), or any other certificate or document delivered by Seller pursuant to this Agreement;

(b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any notice pursuant to Section 5.2, other than any such Breach that is disclosed in any notice pursuant to Section 5.2 and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(iii) as having caused the condition specified in Section 7.1 not to be satisfied;

(c) any Breach by Seller of any covenant or obligation of Seller in this Agreement or the Termination and Release; or

(d) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyers or the other Indemnified Persons.

10.3	INDEMNIFICATION AND PAYMENT OF DAMAGES BY CMGN

CMGN will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by CMGN in this Agreement or in any certificate delivered by CMGN pursuant to this Agreement, (b) any Breach by any Buyer of any covenant or obligation of the Buyer in this Agreement or the Termination and Release, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with any Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to Seller.

10.4	TIME LIMITATIONS

(a) If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, unless on or before the second anniversary of the Closing a Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the notifying Buyer.  A claim with respect to Section 3.3, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

(b) If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller; a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.  .

10.5	LIMITATIONS ON AMOUNT--SELLER

Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 10.2 until the total of all Damages with respect to such matters exceeds US$10,000.00.  However, this Section 10.5 will not apply to any Breach of any of Seller’s representations and warranties of which Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Seller of any covenant or obligation, and Seller will be liable for all Damages with respect to such Breaches.  The sum of all Damages for which indemnification shall be payable by the Seller pursuant to clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of Section 10.2, shall not exceed US$1,000,000.00; provided, however, that in no event shall the foregoing limitation apply to the rights of the Indemnified Persons to be indemnified for any Breach of the representations and warranties set forth in Section 3.3.

10.6	LIMITATIONS ON AMOUNT--BUYER

CMGN will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds US$10,000.00.  However, this Section 10.6 will not apply to any Breach of any of CMGN’s representations and warranties of which CMGN had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyers of any covenant or obligation, and CMGN will be liable for all Damages with respect to such Breaches.  The sum of all Damages for which indemnification shall be payable by CMGN pursuant to clause (a) or (b) of Section 10.3 shall not exceed US$1,000,000.00.

10.7	PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

(a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the assertion of a Third-Party Claim against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the assertion of such Third-Party Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such Third-Party Claim is prejudiced by the indemnifying party’s failure to give such notice.

(b) If any Third-Party Claim referred to in Section 10.7(a) is asserted against an indemnified party and it gives notice to the indemnifying party of the assertion of such Third-Party Claim, the indemnifying party will be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the indemnifying party is also a Person against whom the Third-Party Claim is made and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Third-Party Claim, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the indemnified party in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation.  If the indemnifying party assumes the defense of a Third-Party Claim, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the assertion of any Third-Party Claim and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Third-Party Claim, the indemnifying party will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Third-Party Claim, but the indemnifying party will not be bound by any determination of a Third-Party Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Third-Party Claim or the matters alleged therein, and agrees that process may be served on Seller with respect to such a claim anywhere in the world.

10.8	PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought.

11.  GENERAL PROVISIONS

11.1	EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2	PUBLIC ANNOUNCEMENTS

A public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions may be issued by either party upon execution of this Agreement and upon the Closing, and otherwise as agreed upon by the parties unless otherwise required by applicable Legal Requirements.

11.3	NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:

Gulf United Energy, Inc.
P.O. Box 22165
Houston, Texas 77227-2165
Attention:  President
Facsimile No.:  713-583-6435

with a copy to (which shall not constitute notice):

Brewer & Pritchard, P.C.
Three Riverway, 18th Floor
Houston, Texas 77056
Attention:  Thomas C. Pritchard
Facsimile No.:  713-659-5302

Buyers:

Manuel Calvillo Alvarez
Fernando Calvillo Alvarez
Cia. Mexicana de Gas Natural, S.A. de C.V.
Pedro Luis Ogazon #59
Col. Guadalupe Inn
01020 Mexico, D.F.
Mexico
Attention:  President
Facsimile No.: +52-55-5148-6701

with a copy to (which shall not constitute notice):

Crain, Caton & James
1401 McKinney Street
Suite 1700
Houston, Texas 77010
Attention:  David L. Griffis
Facsimile No.:  713-658-1921

11.4	JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any action or proceeding arising out of or relating to this Agreement or the Contemplated Transactions.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.  In this connection, each party hereby irrevocably appoints CT Corporation System to act as its agent for accepting service of process in any such action or proceeding.  A copy of this Agreement may serve as evidence of this appointment.

11.5	FURTHER ASSURANCES

CMGN and Seller agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.6	WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of  the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7	ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the letter agreement between CMGN and Seller dated June 4, 2009 and June 8, 2009, as amended) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.8	ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyers may assign any of their rights under this Agreement to any subsidiary of CMGN.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.9	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.10	SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

11.11	TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.12	GOVERNING LAW

This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles that would require the application of the laws of any other jurisdiction.

11.13	COUNTERPARTS; EXECUTION

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission or electronic mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or electronic mail shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have executed and delivered this Stock Purchase Agreement as of the date first written above.

CIA. MEXICANA DE GAS NATURAL, S.A. DE C.V. By: /s/ Fernando Calvillo Alvarez Name: Fernando Calvillo Alvarez Title: Chairman	GULF UNITED ENERGY, INC. By: /s/ D. W. Wilson Name: D.W. Wilson Title: Attorney-in-Fact
/s/ Manuel Calvillo Alvarez Manuel Calvillo Alvarez	/s/ Fernando Calvillo Alvarez Fernando Calvillo Alvarez

Schedule 3.2

Seller’s Required Consents

1.	Approval of a meeting of the shareholders of Fermaca LNG de Cancun, S.A. de C.V.

2.	Approval of a meeting of the shareholders of Fermaca Gas de Cancun, S.A. de C.V.

Schedule 4.2

Buyers’ Required Consents

1.	Approval of a meeting of the shareholders of Fermaca LNG de Cancun, S.A. de C.V.

2.	Approval of a meeting of the shareholders of Fermaca Gas de Cancun, S.A. de C.V.

Exhibits

Exhibit 2.4(a)(ii) -	Termination and Release
Exhibit 2.4(a)(iii) -	Seller’s Closing Certificate
Exhibit 2.4(a)(iv) -	Seller’s Officer’s Certificate
Exhibit 2.4(a)(v) -	Seller’s Legal Representative Letter
Exhibit 2.4(a)(vi) -	Minutes of Shareholder Meetings of Acquired Companies
Exhibit 2.4(a)(vii) -	Release of Liens
Exhibit 2.4(a)(viii) -	Askew Consent
Exhibit 2.4(a)(ix) -	Seller’s CT Corporation System Appointment Letter
Exhibit 2.4(d)(iii) -	CMGN’s Closing Certificate
Exhibit 2.4(d)(iv) -	CMGN’s Officer’s Certificate
Exhibit 2.4(d)(vi) -	Guaranty
Exhibit 2.4(d)(vii) -	Buyers’ CT Corporation System Appointment Letter